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                                                                    EXHIBIT 4

                                COMMON STOCK

NUMBER ____                                                        ___ SHARES

                        UNITED TENNESSEE BANKSHARES, INC.
                              Newport, Tennessee
                                                        CUSIP:  _____________

This certifies that


is the owner of

                          fully paid and nonassessable shares of common
stock, no par value, of

United Tennessee Bankshares, Inc. (the "Corporation"), a Tennessee corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

IN WITNESS WHEREOF,                           this certificate to be executed
the Corporation has caused                      by the facsimile caused a
signature of its duly authorized             facsimile of its corporate seal to
officers and has be hereunto affixed.                     Dated:




________________                            ___________________________________
Peggy Holston                               Richard G. Harwood
Secretary                                   President & Chief Executive Officer

Countersigned and Registered:


____________________________
Transfer Agent and Registrar


By:  _______________________
     Authorized Signature

           SEE REVERSE FOR CERTAIN RESTRICTIONS ON TRANSFER

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          The shares represented by this certificate are issued subject to all the provisions of the Charter and Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

          The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request shall be made in writing to the Secretary of the Corporation.

          The Charter includes a provision which prohibits any person from directly or indirectly acquiring the beneficial ownership of more than 10% of any class of equity security of the Corporation. This provision does not apply to the purchase of shares by underwriters in connection with a public offering, the granting of proxies to certain directors of the Corporation by stockholders of the Corporation or the acquisition of shares by an employee benefit plan of the Corporation or a subsidiary. Such provision eliminates the voting rights of securities acquired in violation of the provision. Such provision will expire five years from the date of completion of the conversion of Newport Federal Savings and Loan Association, Newport, Tennessee from mutual to stock form. The Charter also imposes certain restrictions on the voting rights of beneficial owners of more than 10% of any class of equity security of the Corporation after five years from the date of completion of the conversion of Newport Federal Savings and Loan Association from mutual to stock form.

          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF TRANSFER MIN ACT - ....Custodian....under Uniform Transfers to Minors Act..
                         (Cust)           (Minor)            (State)

     Additional abbreviations may also be used though not in the above list.

     NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE
     CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR
     ENLARGEMENT OR ANY CHANGE WHATEVER.

     For value received,________________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE


/                                  /


______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________

________________________________________________________________________ Shares

of the common stock evidenced by this certificate, and do hereby irrevocably constitute and appoint ____________________________ , Attorney, to transfer the said shares on the books of the Corporation, with full power of substitution.

Dated ____________________________


                                            __________________________________
                                            Signature


                                            __________________________________
                                            Signature

In presence of: __________________